                                                                   EXHIBIT 10.21

* Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                                                  EXECUTION COPY

                          TRANSITION SERVICES AGREEMENT

                                     BETWEEN

                         DREYER'S GRAND ICE CREAM, INC.

                                       AND

                             INTEGRATED BRANDS, INC.

                            DATED AS OF JULY 5, 2003

                  This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of July 5, 2003, is by and between Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's"), and Integrated Brands, Inc., a New Jersey corporation ("Integrated Brands").

                  WHEREAS, Dreyer's, New December, Inc., a Delaware corporation, Nestle Ice Cream Company, LLC, a Delaware limited liability company ("NICC"), and Integrated Brands have entered into an Amended and Restated Asset Purchase and Sale Agreement, as amended and restated on June 4, 2003 (the "Asset Sale Agreement"), pursuant to which, among other things, Integrated Brands shall purchase from Dreyer's and NICC, and Dreyer's and NICC shall sell, or cause to be sold, subject to the terms and conditions thereof, the Ice Cream Assets (as defined in the Asset Sale Agreement) and the Distribution Assets (as defined in the Asset Sale Agreement); and

                  WHEREAS, in connection with the Asset Sale Agreement, Integrated Brands desires that Dreyer's provide, or cause to be provided, to Integrated Brands, and Dreyer's is willing to provide, or cause to be provided, to Integrated Brands, certain transition services following the closing of the transactions contemplated by the Asset Sale Agreement, on the terms and conditions set forth herein; and

                  WHEREAS, as an essential part of the transactions contemplated by the Asset Sale Agreement, Dreyer's has agreed to provide, or cause to be provided, such transition services to Integrated Brands to facilitate Integrated Brands' acquisition of the Ice Cream Assets and the Distribution Assets; and

                  NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  1.       Agreement to Provide Services.

                  1.1 Agreement. Upon the terms and subject to the conditions contained herein and in Exhibit A attached hereto, Dreyer's hereby agrees to provide, or cause its Affiliates (as defined in the Asset Sale Agreement) to provide, to Integrated Brands the Transition Services (as defined herein), and Integrated Brands agrees to pay Dreyer's the Service Costs (as defined herein) for such Transition Services.

                  1.2 Transition Services. In this Agreement, the term "Transition Services" shall mean and refer to the services relating to the Ice Cream Assets and the Distribution Assets and as more fully described on Exhibit A and Exhibit B (as such Exhibits may be amended or modified from time to time as provided herein). If Integrated Brands desires Dreyer's to provide a service not described on Exhibit A or Exhibit B, Integrated Brands shall provide Dreyer's written notice thereof at least ten (10) days prior to the date that Integrated Brands desires such service to begin, and Dreyer's and Integrated Brands shall cooperate and use reasonable best efforts to reach a mutual written agreement with respect to the provision of such service and the terms and conditions related thereto within such 10-day period.

                  1.3 Transition Period. Dreyer's shall provide the Transition Services to Integrated Brands during the periods (each, a "Transition Period") that shall commence on the Closing Date (as defined in the Asset Sale Agreement) and shall, with respect to each Transition Service, continue for the period of time shown on Exhibit A or Exhibit B or otherwise agreed to in writing by the parties for such Transition Service, unless earlier terminated in accordance with Section 1.4. In the event that Integrated Brands reasonably requires any particular Transition Service beyond the Transition Period specified in Exhibit A or Exhibit B, Dreyer's shall, if requested by Integrated Brands, continue to provide such Transition Service for a reasonable period of time after the applicable Transition Period specified therein so long as Integrated Brands is using its reasonable best efforts to end its need for such Transition Service as promptly as practicable after expiration of such Transition Period.

                  1.4      Phase-Out or Termination of Transition Services.

                  (a) Integrated Brands shall have the unconditional right, in its sole and absolute discretion, to direct that any or all of the Transition Services be terminated effective on a date established by Integrated Brands ("Early Termination") that is prior to the termination date for such Transition Services set forth on Exhibit A or Exhibit B. Any such Early Termination shall be final, and the amounts payable by Integrated Brands hereunder with respect to such terminated Transition Services will be appropriately prorated on a daily basis for any partial month based on the actual number of days in such month. Integrated Brands may request that the level of any specific item of the Transition Services be reduced or phased out, subject to mutual written agreement of the parties.

                  (b) This Agreement may be terminated as follows: (i) by either party hereto immediately in the event the other party has been adjudicated bankrupt, has failed to vacate an involuntary bankruptcy or reorganization petition within thirty (30) days of the date of such filing, files such a petition on a voluntary basis, fails to vacate the appointment of a receiver or trustee for the other party or for a substantial portion of its assets, makes an assignment for the benefit of such other party's creditors or ceases to do business as a going concern, or (ii) by Integrated Brands upon written notice to Dreyer's in the event that Dreyer's breaches any material term of this Agreement if Dreyer's fails to remedy such breach within the cure period set forth in Section 7.1 hereof.

                  2.       Payment for Transition Services.

                  2.1 Service Costs. In consideration for Dreyer's provision of the Transition Services, Integrated Brands will reimburse Dreyer's for Dreyer's "Service Costs", which shall be determined in accordance with Exhibit A and shall consist of the following, to the extent identified on Exhibit A: (a) Dreyer's cost for [****] providing the Transition Services at a rate equal to the [****] in providing such services at [****] rate based on each such [****], and (b) Dreyer's [****] incurred by Dreyer's in connection with providing, or in order to provide or cause to be provided to Integrated Brands, Transition Services (the "Reimbursable Expenses"); provided that in no event shall Service Costs include any cost, expense, fee, charge or other amount (i) with respect to any item, service, property or other matter for which Integrated Brands is otherwise obligated to pay under the Asset Sale Agreement or the Collateral Agreements (other than this Agreement, as defined in the Asset Sale Agreement), or (ii) relating to any obligation, covenant or agreement of Dreyer's or any of its Affiliates pursuant to the Asset Sale Agreement or the Collateral Agreements (other than this Agreement) for which Dreyer's or its Affiliates is obligated to pay under such agreement. Dreyer's shall use reasonable best efforts to provide Integrated Brands at least thirty (30) days' written notice in the event that any Reimbursable Expenses shall increase materially above the amounts paid by Dreyer's in connection with the Ice Cream Assets immediately prior to the Closing (as defined in the Asset Sale Agreement).

                  2.2 Reimbursement of Service Costs. Dreyer's shall invoice Integrated Brands for Service Costs promptly after the end of each calendar quarter during the Transition Period. Such invoices shall set forth in reasonable detail the Transition Services provided during such quarter and the Service Costs payable by Integrated Brands therefor. All invoices shall be paid not later than thirty (30) calendar days following receipt by Integrated Brands of Dreyer's invoice in accordance with the written instructions provided by Dreyer's to Integrated Brands; provided that no such payment by Integrated Brands shall be deemed to be a waiver by Integrated Brands of its rights under
Section 2.3. This Section 2.2 shall survive any termination of this Agreement with respect to Transition Services performed pursuant to this Agreement for which Dreyer's has not yet been reimbursed by Integrated Brands.

                  2.3 Audits; Objections. Integrated Brands shall have the right, upon reasonable written notice and at Integrated Brands' expense, to review the applicable books and records of Dreyer's and its Affiliates with respect to Dreyer's obligations under this Agreement and to confer with employees of Dreyer's and such Affiliates to review the accuracy of any of the invoices provided to Integrated Brands hereunder (during business hours and without unreasonably disrupting Dreyer's or such Affiliates' normal operations). In the event that Integrated Brands disputes any such invoice or the amount of any such remittances, Integrated Brands shall notify Dreyer's in writing of its objections, and Integrated Brands and Dreyer's shall negotiate in good faith to attempt to resolve such dispute.

                  3. Service Standards; Disclaimer of Warranties; Scope of Services.

                  (a) As a general principle, Dreyer's shall, and shall cause its Affiliates to, perform the Transition Services with substantially the same degree of care, skill, diligence and compliance with applicable law and in substantially the same manner as corresponding services were provided to or on behalf of Dreyer's with respect to the Ice Cream Assets immediately prior to the Closing. Subject to the foregoing, Dreyer's and its Affiliates shall not be in breach of this Agreement or have any liability of any nature whatsoever to Integrated Brands in connection with the performance of this Agreement, and Integrated Brands shall be solely responsible for all losses, damages, costs and expenses of whatever nature incurred by Integrated Brands in connection with the performance of this Agreement by Dreyer's and its Affiliates, except to the extent that such losses, damages, costs and expenses are attributable to negligence or willful misconduct on the part of Dreyer's, its Affiliates or any of their respective employees, directors, contractors or other representatives.

                  (b) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE OR GIVEN BY EITHER PARTY HEREUNDER, INCLUDING, WITHOUT

LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY TRANSITION SERVICES PROVIDED HEREUNDER.

                  (c) The Transition Services shall be provided only in connection with the Ice Cream Assets and the Distribution Assets and not to any other business of Integrated Brands or its Affiliates.

                  4. Force Majeure. Neither party shall be liable for any failure of performance attributable to acts, events or causes (including, but not limited to, war, terrorism, riot, rebellion, civil disturbances, power failures, failure of telephone lines and equipment, flood, storm, fire and earthquake or other acts, conditions or events of nature, or any law, order, proclamation, regulation, ordinance, demand or requirement of any Governmental Entity (as defined in the Asset Sale Agreement), or any strike, lockout, work stoppage or other labor action) beyond its control that prevent, in whole or in part, performance by such party hereunder. The party so unable to perform shall promptly notify the other party of its inability to perform. The affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability and Dreyer's shall have no liability to Integrated Brands or any other party in connection therewith other than by reason of breach or nonfulfillment of its covenants in this Section 4. Dreyer's shall make all reasonable best efforts to remove such disability as soon as and to the extent reasonably possible and to assist Integrated Brands in finding third parties to provide affected Transition Services.

                  5. Access to Coordinator. At Integrated Brands' request, Dreyer's shall make reasonable best efforts to provide Integrated Brands, shortly after such request, with access to the employees of Dreyer's with responsibility for coordinating the Transition Services hereunder.

                  6. Indemnification. Dreyer's shall indemnify, defend and hold harmless Integrated Brands, CoolBrands International. its Affiliates, their officers, directors, employees, agents and representatives from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable attorneys' fees) ("Losses") arising out of (i) the negligence or willful misconduct of Dreyer's, its Affiliates or their respective employees, directors, contractors or other representatives in providing the Transition Services, or (ii) a breach of the terms or conditions of this Agreement (other than a breach in respect of providing the Transition Services). Integrated Brands shall indemnify, defend and hold harmless Dreyer's, Nestle USA, Inc., and their Affiliates, their officers, directors, employees, agents and representatives from and against any and all Losses arising out of (x) the negligence or willful misconduct of Integrated Brands, its Affiliates or their respective employees, directors, contractors or other representatives in connection with the Transition Services or (y) any breach by Integrated Brands of any term or condition of this Agreement. Notwithstanding any other provision of this Agreement, neither party shall be liable for lost profit, lost revenue or any other form of indirect, incidental, special, consequential or punitive damages, even if that party has been informed of the possibility of such damages. The indemnities under this
Section 6 shall be the sole and exclusive remedy available to each party hereunder, except in case of willful misconduct by a party or its Affiliates.

                  7.       General Provisions.

                  7.1 Notice of Breach. In the event of a material breach of this Agreement by a party, the party claiming the breach shall give notice of such breach (in accordance with Section 7.2 hereof) to the other party, which party shall have forty-five (45) calendar days to cure such breach. In the event that the party claiming the breach is Integrated Brands, Integrated Brands shall also give notice of such breach to Nestle Holdings, Inc., a Delaware corporation, in accordance with Section 7.2 hereof. In the event of such cure within such 45-day period, such notice of breach shall be deemed rescinded. Either party's failure to send a notice of breach or to pursue legal remedies available to it shall not constitute or be construed as a waiver or acquiescence, and each party expressly reserves the right to subsequently pursue such remedies for the same or any other breach, either of the same or different character.

                  7.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by postage prepaid, registered, certified or express mail or by reputable overnight courier service and shall be deemed given when delivered by hand, three days after mailing (one (1) Business Day (as defined in the Asset Sale Agreement) in the case of guaranteed overnight express mail or guaranteed overnight courier service), as follows (or at such other address for a party as shall be specified by like notice):

                        (i)  If to Dreyer's or New Dreyer's:

                             Dreyer's Grand Ice Cream, Inc.
                             5929 College Avenue
                             Oakland, California  94618
                             Attn:  General Counsel

                       (ii)  If to Integrated Brands:

                             Integrated Brands, Inc.
                             4175 Veterans Highway
                             Ronkonkoma, New York  11779
                             Attn:  David J. Stein, Co-Chief Executive Officer

                             with a copy to:

                             Goodwin Procter LLP
                             599 Lexington Avenue
                             New York, New York  10022
                             Attn:  Daniel Kaplan, Esq.

                      (iii)  If to Nestle Holdings, Inc. :

                             Nestle Holdings, Inc.
                             c/o Nestle USA, Inc.
                             800 North Brand Boulevard.
                             Glendale, California  91203
                             Attn:  General Counsel

                             with a copy to:

                             Howrey, Simon, Arnold & White LLP
                             1299 Pennsylvania Avenue, N.W.
                             Washington, DC  20004
                             Attn:  Roxann E. Henry, Esq.

In the event that Integrated Brands gives notice regarding any breach or violation of this Agreement by Dreyer's, Integrated Brands should also concurrently provide a copy of such notice to Nestle Holdings, Inc.

                  7.3 Assignment; Successors and Assigns. Except as set forth below, this Agreement and the rights and obligations hereunder shall not be assigned or transferred in whole or in part by Integrated Brands or Dreyer's without the prior written consent of the other party hereto. Integrated Brands may assign or delegate its rights, obligations or liabilities under this Agreement in whole or in part to one or more Affiliates of Integrated Brands or to the lender or lenders providing to it the financing to consummate the transactions contemplated by the Asset Sale Agreement, in each case without Dreyer's consent (provided that a pledge of Integrated Brands' rights, obligations or liabilities under this Agreement to such lender or lenders shall not constitute an assignment hereunder until such time as any such lender exercises its rights under the pledge agreement or other applicable agreement or document); provided, however, that in any such event, Integrated Brands shall remain fully liable for the fulfillment of all its obligations hereunder. Dreyer's may not assign but may delegate its rights, obligations or liabilities under this Agreement in whole or in part to one or more Affiliates of Dreyer's; provided that, in any such event, Dreyer's shall remain fully liable for the fulfillment of all of its obligations hereunder. Any attempted assignment or delegation in contravention hereof shall be null and void. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  7.4 No Third-Party Beneficiaries. Except for persons entitled to indemnification under Section 6 hereof, this Agreement is for the sole benefit of the parties hereto, and nothing herein express or implied shall give or be construed to give to any person or entity, other than the parties hereto, any legal or equitable rights hereunder.

                  7.5 Remedies. Nothing contained herein shall be deemed to be a limitation on any remedies that may be available to any party under the Asset Sale Agreement or any other Collateral Agreement.

                  7.6 Interpretation; Definitions. The headings contained in this Agreement or in any Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. All references in this Agreement to Dreyer's shall include Dreyer's Affiliates, as and to the extent applicable. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole (including the Exhibits) and not to any particular Section in which such words appear. All references herein to dollar amounts shall be deemed to be references to U.S. Dollars.

                  7.7 Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto.

                  7.8 Counterparts. This Agreement and any amendments hereto may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

                  7.9 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

                  7.10 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice-of-law principles of such state. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under, or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

                  7.11 Actions and Proceedings. Dreyer's and its Affiliates and Integrated Brands hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of New York and the United States District Court for the Southern District of New York in connection with any action or proceeding arising out of this Agreement or any related transaction. Integrated Brands irrevocably appoints Integrated Brands' Co-Chief Executive Officer as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Dreyer's and its Affiliates hereby appoint Dreyer's General Counsel as their authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waive any objections to personal jurisdiction with respect thereto.

                  7.12 Waiver. Except as otherwise provided in this Agreement, any failure of either of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any consent given by any party pursuant to this Agreement shall be valid only if contained in a written consent signed by such party.

                  7.13     Mutual Confidentiality Covenants.

                  7.13.1 Obligation. Both parties shall keep confidential and shall not cause or permit the disclosure to any third party of any confidential information disclosed by either party pursuant to this Agreement. Dreyer's shall disclose Integrated Brands' confidential information only to those Persons who require such information for the purpose of performing the Collateral Agreements and shall use such information solely for the purpose of performing its obligations under the Collateral Agreements. Confidential information may include, but is not limited to, formulas, production processes, research, marketing and sales information. Said confidentiality requirement shall not apply to any information which (i) has entered into the public domain through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was in the lawful knowledge and possession of, or was independently developed by, the receiving party prior to the time it was disclosed to, or learned by, the receiving party as evidenced by written records kept in the ordinary course of business by the receiving party, except this Section 7.13.1 will not apply to Dreyer's with respect to information relating to the Ice Cream Assets and the Distribution Assets all of which shall remain subject to the restrictions notwithstanding Sellers' Knowledge (as defined in the Asset Sale Agreement); (iii) was rightfully received from a third party not in violation of any contractual, legal or fiduciary obligation of such third party; or (iv) was approved for release by written authorization by the party having rights in such information.

                  7.13.2 Compelled Disclosure. In the event that a party is required by law or court order or stock exchange to disclose any confidential information of the other party, that party shall (i) notify the other party in writing as soon as possible, but in no event less than ten (10) calendar days prior to any such disclosure; (ii) cooperate with the other party to preserve the confidentiality of such confidential information consistent with applicable law; and (iii) use its best efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or court order.

                  7.14 Authority. Neither of the parties hereto shall act or represent or hold itself out as having authority to act as an agent or partner of the other party, or in any way bind or commit the other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

                  7.15 Term of Agreement. Unless terminated earlier pursuant to Section 1.4 hereof, this Agreement will terminate and be of no further force or effect immediately as of the time and date that the last remaining Transition Period (as such Transition Period may have been extended pursuant hereto) shall have either expired or been terminated; provided that upon termination or expiration of this Agreement, (i) neither party hereto shall be relieved of any liability for any breach or nonfulfillment of any provision of this Agreement and (ii) Section 6 and Sections 7.2 and 7.13 will survive any termination or expiration of this Agreement. The amounts that Integrated Brands is obligated to pay on a quarterly basis pursuant to Section 2 will be prorated on a daily basis for any partial month of the term of this Agreement.

                  7.16. Exhibits. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                  7.17 Entire Agreement. This Agreement (including the Exhibits hereto), the Asset Sale Agreement and the other Collateral Agreements contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                      DREYER'S GRAND ICE CREAM, INC.

                                      By:    /s/ T. Gary Rogers
                                          ----------------------------------
                                          T. Gary Rogers
                                          Chairman of the Board of Directors and
                                            Chief Executive Officer

                                      INTEGRATED BRANDS, INC.

                                      By:    /s/ David J. Stein
                                          --------------------------------------
                                          David J. Stein
                                          Co-Chief Executive Officer

                [Signature Page to Transition Services Agreement]

                                    EXHIBIT A

                               Transition Services

                                     [****]
















































Exhibit A to Transition Services Agreement

* Certain information in this document, including Exhibit A (consisting of two pages), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                    EXHIBIT B

                        Computer and Accounting Services

                                     [****]




























































Exhibit B to Transition Services Agreement

* Certain information in this document, including Exhibit B (consisting of four pages), has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. The omitted portions are indicated by [****].

                                       -1-